Exhibit 99.1

Press release

For immediate release

Media Contact: Roxanne Pipitone Knowles Communications Phone: (630) 238-5257 Email: roxanne.pipitone@knowles.com	Investors Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Announces Pricing of Upsized $150 Million Convertible Notes Offering

ITASCA, Ill. – April 28, 2016 – Knowles Corporation (NYSE: KN) today announced the pricing of $150 million aggregate principal amount of convertible senior notes due 2021 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The size of the offering was increased by $25 million from the previously announced offering size of $125 million. Knowles also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $22.50 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on May 4, 2016, subject to customary closing conditions, and is expected to result in approximately $144.25 million in net proceeds to Knowles after deducting the initial purchasers’ discount and estimated offering expenses payable by Knowles (assuming no exercise of the initial purchasers’ option). J.P. Morgan is acting as sole book-running manager and BofA Merrill Lynch is acting as joint lead manager for the offering.

The notes will be unsecured, senior obligations of Knowles and will bear interest at a rate of 3.25% per year. Interest will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2016. The notes will mature on November 1, 2021, unless earlier repurchased or converted. Conversions of the notes will be settled in cash, shares of Knowles’ common stock or a combination thereof, at Knowles’ election.

Knowles expects to use $4.68 million of the net proceeds of the offering of the notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Knowles from the warrant transactions described below) and to use the remaining proceeds of the offering to reduce borrowings outstanding under Knowles’ term loan facility.

The initial conversion rate for the notes is 54.2741 shares of Knowles’ common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $18.42 per share). Prior to the close of business on the business day immediately preceding August 1, 2021, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. Thereafter until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. The last reported sale price of Knowles’ common stock on April 28, 2016 was $13.40 per share.

In connection with the pricing of the notes, Knowles entered into privately negotiated convertible note hedge transactions with affiliates of three of the initial purchasers (the “option counterparties”). Knowles also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to Knowles’ common stock upon any conversion of the notes and/or offset any cash payments Knowles is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of Knowles’ common stock is greater than the strike price of those convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes. However, the warrant transactions will separately have a dilutive effect to the extent that the market price per share of Knowles’ common stock exceeds the strike price of the warrants. The strike price of the warrants will initially be approximately $21.11 per share, which represents a premium of approximately 57.50% over the last reported sale price of Knowles’ common stock on April 28, 2016, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, Knowles expects to enter into additional privately negotiated convertible note hedge transactions and additional warrant transactions with the option counterparties.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions,

Knowles has been advised that the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Knowles’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Knowles’ common stock or the notes at that time, and could result in a higher effective conversion price for the notes. In addition, Knowles has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding derivatives with respect to Knowles’ common stock and/or by purchasing or selling shares of Knowles’ common stock or other securities of Knowles in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Knowles’ common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “could,” “may,” “will” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. These forward-looking statements include statements relating to, among other things, the expected settlement date of the notes, the expected net proceeds from the sale of the notes, and the expected use of such proceeds. These statements involve risks and uncertainties that may cause results to differ materially from the statements made herein, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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